Exhibit 99.1

CommScope Reports Second Quarter 2025 Results

Second Quarter Highlights

•
Net sales of $1.39 billion
•
GAAP income from continuing operations of $29.4 million
•
Non-GAAP adjusted EBITDA of $337.8 million (1)
•
Cash flow generated by operations of $77.1 million and free cash flow of $64.5 million (1) (2)

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

CLAREMONT, NC, August 4, 2025 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended June 30, 2025.

Summary of Consolidated Results
	Q2	Q2	% Change
	2025	2024	YOY
	(in millions, except per share amounts)
Net sales	$1,388.1	$1,053.6	31.7%
GAAP income (loss) from continuing operations	29.4	(56.2)	NM
GAAP income (loss) from continuing operations per share	0.05	(0.34)	NM
Non-GAAP adjusted EBITDA (1)	337.8	188.7	79.0
Non-GAAP adjusted net income per diluted share (1)	0.44	0.03	1,366.7%

NM – Not meaningful
(1) See “Non-GAAP Financial Measures” below.

We are extremely pleased with our outstanding results in the second quarter. CommScope net sales of $1.39 billion increased 31.7% from the prior year. Net sales were positively supported by stronger-than-expected results across all segments. Non-GAAP adjusted EBITDA was $338 million, a strong improvement of 79% year-over-year, marking the fifth consecutive quarter. Second quarter adjusted EBITDA as a percentage of revenues was 24.3%, compared to 17.9% in the prior year, a year-over-year improvement of 640 basis points. “We are well positioned for future growth and are raising our 2025 adjusted EBITDA guideposts to $1.15 to $1.20 billion,” said Chuck Treadway, President and Chief Executive Officer.

He continued, “As announced, CommScope entered into a definitive agreement to sell its CCS segment to Amphenol (NYSE: APH). Upon closing, CommScope will receive approximately USD $10.5 billion in cash. The sale is expected to close in the first half of 2026, subject to customary closing conditions, including receipt of applicable regulatory and shareholder approvals. This transformational deal unlocks equity value, returns cash to our shareholders and strengthens the remaining businesses. Amphenol is a strong buyer of the CCS assets. Our customers, and employees going with the transaction will be in very good hands. I am very excited for the future of ANS and RUCKUS as both businesses have recovered from their prior year challenges and are positioned for growth.”

“With the proceeds from the recently announced transaction, we expect to repay all existing debt, redeem our preferred equity and add modest leverage to the remaining company. We will have significant excess cash. We expect to distribute this excess cash to our common shareholders as a dividend within 60 to 90 days following the closing of the proposed transaction after taking into account all relevant factors. The exact amount and timing of the dividend will be determined by the Company after closing. As evidenced by the second quarter results in ANS and RUCKUS, we are excited about the future of the remaining company. On a twelve-month trailing basis, ANS and RUCKUS Non-GAAP adjusted EBITDA was $300 million on Net Sales of $1.7 billion,” said Kyle Lorentzen, Chief Financial Officer.

As a result of divesting the Distributed Antenna Systems (DAS) business during the quarter ended March 31, 2025, the Company has changed the name of its Networking, Intelligent Cellular & Security Solutions (NICS) segment to RUCKUS, effective as of April 1, 2025. There were no changes to the composition of the Company’s operating or reportable segments, the financial information reviewed by the chief operating decision maker (CODM), or historical segment operating results as a result of this change.

Second Quarter Results and Comparisons

Net sales in the second quarter of 2025 increased 31.7% year-over-year to $1.39 billion due to higher net sales in all segments. Net sales increased across all regions, except the Caribbean and Latin America region and Canada, in the second quarter of 2025.

Income from continuing operations of $29.4 million, or $0.05 per diluted share, in the second quarter of 2025, increased compared to the prior year period’s loss from continuing operations of $(56.2) million, or $(0.34) per share. Non-GAAP adjusted net income for the second quarter of 2025 was $119.4 million, or $0.44 per diluted share, versus $8.6 million, or $0.03 per share, in the second quarter of 2024.

Non-GAAP adjusted EBITDA increased 79.0% to $337.8 million in the second quarter of 2025 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 24.3% in the second quarter of 2025 compared to 17.9% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Second Quarter Comparisons

Sales by Region

			% Change
	Q2 2025	Q2 2024	YOY
United States	$1,011.1	$681.1	48.5%
Europe, Middle East and Africa	144.7	137.8	5.0
Asia Pacific	145.7	139.0	4.8
Caribbean and Latin America	47.5	52.4	(9.4)
Canada	39.1	43.3	(9.7)
Total net sales	$1,388.1	$1,053.6	31.7%

Segment Net Sales

			% Change
	Q2 2025	Q2 2024	YOY
CCS	$875.4	$728.4	20.2%
Ruckus	190.2	129.8	46.5
ANS	322.5	195.4	65.0
Total net sales	$1,388.1	$1,053.6	31.7%

Segment Operating Income (Loss)

			% Change
	Q2 2025	Q2 2024	YOY
CCS	$164.9	$130.6	26.3%
Ruckus	21.6	(25.3)	NM
ANS	49.5	2.5	1,880.0
Corporate and other (1)	—	(16.4)	NM
Total operating income	$236.0	$91.4	158.2%

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q2 2025	Q2 2024	YOY
CCS	$211.1	$171.4	23.2%
Ruckus	46.5	(4.9)	NM
ANS	80.2	34.6	131.8
Corporate and other (1)	—	(12.4)	NM
Total segment adjusted EBITDA	$337.8	$188.7	79.0%

NM – Not meaningful

(1) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from a transition service agreement with Vantiva (the Vantiva TSA). Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to the Company's remaining segments and partially offset by income from a transition service agreement with Amphenol (the Amphenol TSA).

•
CCS - Net sales of $875.4 million increased 20.2% from the prior year period primarily driven by an increase in the Data Center business.
•
RUCKUS - Net sales of $190.2 million increased 46.5% from the prior year period primarily driven by increased demand and an improved channel inventory position.
•
ANS - Net sales of $322.5 million increased 65.0% from the prior year period driven by increases in Access Technologies and Broadband Networks Solutions (BNS).

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in the second quarter of 2025 was $77.1 million.
•
Free cash flow in the second quarter of 2025 was $64.5 million after adjusting operating cash flow for $12.6 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the quarter with $571.1 million in cash and cash equivalents.
•
As of June 30, 2025, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $419.7 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $990.8 million.

Conference Call, Webcast and Investor Presentation

CommScope will host a conference call today at 4:30 p.m. ET in which management will discuss the proposed transaction and second quarter 2025 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning the proposed transaction, as well as business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo DiSabato, CommScope
Massimo.DiSabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

RemainCo Financial Measures

RemainCo financial measures are the aggregate of the Access Network Solutions and RUCKUS segments. They do not include the results of the Connectivity and Cable Solutions segment. The RemainCo segments and the Connectivity and Cable Solutions segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the RemainCo financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the inability to complete the proposed transaction due to the failure to obtain stockholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed transaction on the Company’s relationships, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our substantial indebtedness, including our upcoming maturities and evaluation of capital structure alternatives and restrictive debt covenants; our ability to refinance existing indebtedness prior to its maturity or incur additional indebtedness at acceptable interest rates or at all; our ability to generate cash to service our indebtedness; the ability to recognize the expected benefits of the sales of the OWN segment and DAS business unit and Home business (the Transactions), including the expected financial performance of CommScope following the Transactions; the effect of the Transactions on the ability of CommScope to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of CommScope’s competitors, creditors and other stakeholders to the Transactions; potential litigation relating to the Transactions; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2024 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

Additional Information about the Proposed Transaction and Where to Find It

This communication may be deemed solicitation material in respect of the proposed sale of the Company’s CCS business to Amphenol. In connection with the proposed transaction, CommScope will file with the SEC and furnish to CommScope’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and CommScope’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through CommScope’s website at https://ir.commscope.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of CommScope may be deemed “participants” in the solicitation of proxies from stockholders of CommScope in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of CommScope in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025, and in its definitive proxy statement filed with the SEC on Schedule 14A on March 24, 2025.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales	$1,388.1	$1,053.6	$2,500.3	$1,954.6
Cost of sales	796.4	654.6	1,440.0	1,260.5
Gross profit	591.7	399.0	1,060.3	694.1
Transition service agreement income	10.3	8.4	19.0	18.0
Operating expenses:
Selling, general and administrative	215.6	187.0	409.8	362.1
Research and development	90.9	72.6	174.8	157.3
Amortization of purchased intangible assets	51.6	55.5	105.6	124.6
Restructuring costs, net	3.0	0.9	14.2	31.5
Other	4.9	—	4.9	—
Total operating expenses	366.0	316.0	709.3	675.5
Operating income	236.0	91.4	370.0	36.6
Other income (expense), net	(12.2)	5.4	(21.3)	8.4
Interest expense	(156.1)	(167.5)	(329.8)	(335.2)
Interest income	3.1	2.1	7.5	5.8
Income (loss) from continuing operations before income taxes	70.8	(68.6)	26.4	(284.4)
Income tax (expense) benefit	(41.4)	12.4	292.7	(14.8)
Income (loss) from continuing operations	29.4	(56.2)	319.1	(299.2)
Income from discontinued operations, net of income tax (expense) benefit of $6.6, $38.1, $(383.7) and $(51.6), respectively	2.4	100.6	496.7	9.9
Net income (loss)	31.8	44.4	815.8	(289.3)
Series A convertible preferred stock dividends	(17.1)	(16.2)	(34.0)	(32.2)
Net income (loss) attributable to common stockholders	$14.7	$28.2	$781.8	$(321.5)

Basic:
Earnings (loss) from continuing operations per share	$0.06	$(0.34)	$1.31	$(1.56)
Earnings from discontinued operations per share	0.01	0.47	2.29	0.05
Earnings per share	$0.07	$0.13	$3.60	$(1.51)

Diluted:
Earnings (loss) from continuing operations per share	$0.05	$(0.34)	$1.17	$(1.56)
Earnings from discontinued operations per share	0.01	0.47	1.83	0.05
Earnings per share	$0.06	$0.13	$3.00	$(1.51)

Weighted average shares outstanding:
Basic	218.1	213.5	217.2	212.9
Diluted (a)	227.3	213.5	272.3	212.9
(a) Calculation of diluted earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$14.7	$28.2	$781.8	$(321.5)

Weighted average shares (basic)	218.1	213.5	217.2	212.9
Dilutive effect of as-if converted Series A convertible preferred stock	—	—	45.0	—
Dilutive effect of equity-based awards	9.2	—	10.1	—
Denominator (diluted)	227.3	213.5	272.3	212.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$571.1	$564.9
Accounts receivable, net of allowance for doubtful accounts of $13.9 and $16.5, respectively	935.1	685.9
Inventories, net	822.8	736.8
Prepaid expenses and other current assets	192.3	139.4
Current assets held for sale	—	1,357.5
Total current assets	2,521.3	3,484.5
Property, plant and equipment, net of accumulated depreciation of $719.5 and $710.2, respectively	337.7	342.2
Goodwill	2,926.6	2,867.3
Other intangible assets, net	1,114.2	1,216.2
Deferred income taxes	521.1	537.7
Other noncurrent assets	322.5	299.6
Total assets	$7,743.4	$8,747.5
Liabilities and Stockholders' Deficit
Accounts payable	$531.2	$370.7
Accrued and other liabilities	627.0	613.7
Current liabilities held for sale	—	245.3
Total current liabilities	1,158.2	1,229.7
Long-term debt	7,249.7	9,238.4
Deferred income taxes	93.6	99.4
Other noncurrent liabilities	421.2	408.8
Total liabilities	8,922.7	10,976.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,261.3	1,227.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,261,310 and 1,227,328, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 221,451,007 and 215,887,001, respectively	2.4	2.3
Additional paid-in capital	2,496.7	2,514.2
Accumulated deficit	(4,508.7)	(5,324.5)
Accumulated other comprehensive loss	(116.5)	(344.5)
Treasury stock, at cost: 17,505,567 shares and 15,647,303 shares, respectively	(314.5)	(303.6)
Total stockholders' deficit	(2,440.6)	(3,456.1)
Total liabilities and stockholders' deficit	$7,743.4	$8,747.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Activities:
Net income (loss)	$31.8	$44.4	$815.8	$(289.3)
Adjustments to reconcile net income (loss) to net cash generated by (used in) operating activities:
Depreciation and amortization	75.2	89.8	153.2	202.5
Equity-based compensation	9.1	1.6	16.6	12.8
Deferred income taxes	(12.0)	(80.6)	1.3	5.9
Asset impairments	—	17.2	—	17.2
(Gain) loss on disposal of discontinued operations	0.5	—	(869.2)	21.9
Changes in assets and liabilities:
Accounts receivable	(88.6)	(160.6)	(238.5)	(190.7)
Inventories	(54.1)	15.3	(90.0)	46.7
Prepaid expenses and other assets	(27.1)	(29.7)	(76.1)	(101.6)
Accounts payable and other liabilities	105.4	144.2	125.9	129.4
Other	36.9	9.2	51.2	18.3
Net cash generated by (used in) operating activities	77.1	50.8	(109.8)	(126.9)
Investing Activities:
Additions to property, plant and equipment	(12.6)	(5.3)	(28.1)	(11.3)
Proceeds from sale of property, plant and equipment	10.0	0.2	10.0	0.2
Net proceeds from divestitures	7.3	—	2,041.8	—
Acquisition of a business	—	(45.1)	—	(45.1)
Other	—	—	—	8.6
Net cash generated by (used in) investing activities	4.7	(50.2)	2,023.7	(47.6)
Financing Activities:
Long-term debt repaid	—	(8.0)	(2,049.0)	(16.0)
Long-term debt proceeds	—	—	50.0	—
Debt issuance costs	—		(5.7)	—
Tax withholding payments for vested equity-based compensation awards	(9.4)	(1.6)	(10.9)	(1.8)
Net cash used in financing activities	(9.4)	(9.6)	(2,015.6)	(17.8)
Effect of exchange rate changes on cash and cash equivalents	5.4	(2.3)	9.5	(5.6)
Change in cash and cash equivalents	77.8	(11.3)	(92.2)	(197.9)
Cash and cash equivalents at beginning of period	493.3	357.2	663.3	543.8
Cash and cash equivalents at end of period	$571.1	$345.9	$571.1	$345.9

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Income (loss) from continuing operations, as reported	$29.4	$(56.2)	$319.1	$(299.2)
Income tax expense (benefit), as reported	41.4	(12.4)	(292.7)	14.8
Interest income, as reported	(3.1)	(2.1)	(7.5)	(5.8)
Interest expense, as reported	156.1	167.5	329.8	335.2
Other (income) expense, as reported	12.2	(5.4)	21.3	(8.4)
Operating income, as reported	$236.0	$91.4	$370.0	$36.6
Adjustments:
Amortization of purchased intangible assets	51.6	55.5	105.6	124.6
Restructuring costs, net	3.0	0.9	14.2	31.5
Equity-based compensation	9.1	1.1	16.2	10.9
Transaction, transformation and integration costs	15.2	19.9	30.8	26.5
Other	4.9	—	4.9	—
Depreciation	18.0	19.9	36.4	42.7
Total adjustments to operating income	101.8	97.3	208.1	236.2
Non-GAAP adjusted EBITDA	$337.8	$188.7	$578.1	$272.8

Income (loss) from continuing operations, as reported	$29.4	$(56.2)	$319.1	$(299.2)
Adjustments:
Total pretax adjustments to adjusted EBITDA	83.8	77.4	171.7	193.5
Pretax amortization of debt issuance costs and OID (1)	5.5	6.7	18.4	13.3
Pretax gain on debt transactions (2)	—	—	1.1	—
Tax effects of adjustments and other tax items (3)	0.7	(19.3)	(352.2)	50.2
Non-GAAP adjusted net income (loss)	$119.4	$8.6	$158.1	$(42.2)
GAAP income (loss) from continuing operations per share, as reported (4)	$0.05	$(0.34)	$1.17	$(1.56)
Non-GAAP adjusted diluted income (loss) per share (5)	$0.44	$0.03	$0.58	$(0.20)

(1) Included in interest expense.
(2) Included in other income (expense), net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP income (loss) from continuing operations per share was calculated using income (loss) from continuing operations in the numerator, and includes the impact of the Series A convertible preferred stock dividend for all periods except the six months ended June 30, 2025.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted income (loss) per share are 272.6 million and 258.3 million for the three months ended June 30, 2025 and 2024, respectively, and 272.3 million and 212.9 million for the six months ended June 30, 2025 and 2024, respectively.

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q2 2025	Q2 2024	YOY
United States	$1,011.1	$681.1	48.5%
Europe, Middle East and Africa	144.7	137.8	5.0
Asia Pacific	145.7	139.0	4.8
Caribbean and Latin America	47.5	52.4	(9.4)
Canada	39.1	43.3	(9.7)
Total net sales	$1,388.1	$1,053.6	31.7%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q2 2025	Q2 2024	YOY
CCS	$875.4	$728.4	20.2%
Ruckus	190.2	129.8	46.5
ANS	322.5	195.4	65.0
Total net sales	$1,388.1	$1,053.6	31.7%

Segment Adjusted EBITDA (1)
			% Change
	Q2 2025	Q2 2024	YOY
CCS	$211.1	$171.4	23.2%
Ruckus	46.5	(4.9)	NM
ANS	80.2	34.6	131.8
Corporate and other (2)	—	(12.4)	NM
Total segment adjusted EBITDA	$337.8	$188.7	79.0%

NM – Not meaningful

(1) See “Non-GAAP Financial Measures” above.

(2) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to the Company's remaining segments and partially offset by income from the Amphenol TSA.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Second Quarter 2025 Segment Adjusted EBITDA Reconciliation

	CCS	Ruckus	ANS	Total
Operating income, as reported	$164.9	$21.6	$49.5	$236.0
Amortization of purchased intangible assets	17.6	12.7	21.4	51.6
Restructuring costs, net	1.2	1.3	0.5	3.0
Equity-based compensation	4.4	2.2	2.5	9.1
Transaction, transformation and integration costs	9.8	2.8	2.5	15.2
Other	—	4.9	—	4.9
Depreciation	13.3	1.1	3.6	18.0
Segment adjusted EBITDA	$211.1	$46.5	$80.2	$337.8
Segment adjusted EBITDA % of sales	24.1%	24.4%	24.9%	24.3%

Second Quarter 2024 Segment Adjusted EBITDA Reconciliation
	CCS	Ruckus	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$130.6	$(25.3)	$2.5	$(16.4)	$91.4
Amortization of purchased intangible assets	18.3	12.7	24.3	0.2	55.5
Restructuring costs (credits), net	0.5	0.5	(0.3)	0.2	0.9
Equity-based compensation	0.7	0.4	0.2	(0.1)	1.1
Transaction, transformation and integration costs	7.6	5.4	3.8	3.1	19.9
Depreciation	13.6	1.4	4.1	0.7	19.9
Segment adjusted EBITDA	$171.4	$(4.9)	$34.6	$(12.4)	$188.7
Segment adjusted EBITDA % of sales	23.5%	(3.8%)	17.7%	NM	17.9%

(1) Includes general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment and are now classified as continuing operations, since the costs were not directly attributable to these discontinued operations.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Cash flow from operations	$50.8	$122.2	$277.8	$(186.9)	$77.1
Capital expenditures	(5.3)	(6.7)	(7.3)	(15.5)	(12.6)
Free cash flow	45.5	115.5	270.5	(202.4)	64.5

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Gross profit, as reported	$399.0	$435.1	$447.6	$468.6	$591.7
Equity-based compensation	—	0.7	0.7	0.6	0.7
Patent claims and litigation settlements	—	—	(1.0)	—	—
Adjusted gross profit	$399.0	$435.8	$447.3	$469.2	$592.4
Adjusted gross profit as % of sales	37.9%	40.3%	38.3%	42.2%	42.7%

GAAP to Non-GAAP Adjusted Operating Expense
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Selling, general and administrative, as reported	$187.0	$203.4	$190.0	$194.2	$215.6
Research and development, as reported	72.6	78.0	81.0	83.9	90.9
Operating expenses	$259.6	$281.4	$271.0	$278.1	$306.5
Equity-based compensation	1.1	6.6	6.3	6.5	8.4
Transaction, transformation and integration costs	19.9	19.5	17.4	15.7	15.2
Adjusted operating expense	$238.6	$255.3	$247.3	$255.9	$282.9
Adjusted operating expense as % of sales	22.6%	23.6%	21.2%	23.0%	20.4%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Consolidated Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Operating income	$765	$805
Adjustments:
Amortization of purchased intangible assets	209	210
Equity-based compensation	30	32
Restructuring costs, net and transaction and transformation costs	70	75
Other	5	5
Depreciation	71	73
Total adjustments to operating income	385	395
Adjusted EBITDA	$1,150	$1,200

RemainCo (1) Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Operating income	$125	$150
Adjustments:
Amortization of purchased intangible assets	140	140
Equity-based compensation	15	15
Restructuring costs, net and transaction and transformation costs	25	25
Depreciation	20	20
Total adjustments to operating income	200	200
RemainCo adjusted EBITDA	$325	$350

(1) "RemainCo" outlook measures reflect the anticipated results or otherwise pertain to the expected performance of ANS and Ruckus, in the aggregate, based on the segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the RemainCo financial measures.

Our actual consolidated and RemainCo results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

RemainCo (1) Adjusted EBITDA Reconciliation

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025	Twelve Months Ended June 30, 2025
Operating income, as reported	$71.1	$76.4	$76.2
Amortization of purchased intangible assets	34.1	71.6	145.7
Restructuring costs, net	1.8	11.9	16.5
Equity-based compensation	4.7	8.5	16.3
Transaction, transformation and integration costs	5.3	6.7	19.4
Other	4.9	4.9	4.9
Depreciation	4.7	9.9	21.3
RemainCo adjusted EBITDA	$126.7	$189.7	$300.3

(1) "RemainCo" financial measures reflect the results or otherwise pertain to the performance of ANS and Ruckus, in the aggregate.
Components may not sum to total due to rounding.
See Description of Non-GAAP Financial Measures.